Exhibit 99.1

                             Joint Filer Information

Name: The Riverview Group LLC

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement: January 5, 2004

Signature: THE RIVERVIEW GROUP LLC


            By: /s/ Terry Feeney
                -------------------------------
                Name:  Terry Feeney
                Title: Chief Operating Officer

                             Joint Filer Information

Name: Millennium Holding Group, L.P.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement: January 5, 2004

Signature: MILLENNIUM HOLDING GROUP, L.P.

            By: Millennium Management LLC
            as General Partner
            By: Israel A. Englander
            as Sole Managing Member


            By: /s/ Israel A. Englander
                -------------------------------
                Name: Israel A. Englander

                             Joint Filer Information

Name: Israel A. Englander.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement: January 5, 2004

Signature: ISRAEL A. ENGLANDER


            By: /s/ Israel A. Englander
                -------------------------------
                Israel A. Englander